As filed with the Securities and Exchange Commission on February 17, 2004 Registration No. 333-______

================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ---------------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ---------------------------------

                        MANHATTAN PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware      787 Seventh Avenue, 48th Floor         36-3898269
    (State or other         New York, NY 10019            (I.R.S. Employer
     jurisdiction of    Telephone (212) 554-4525         Identification No.)
    Incorporation or    Facsimile (212) 554-4545
      organization) (Address of principal executive offices)

                      -------------------------------

                Common Stock Options Issued Outside of Any Plan
                  between April 12, 2000 and February 24, 2003
                           (Full title of the Plans)

                          ---------------------------

       Nicholas J. Rossettos                   Copies to:
      Chief Financial Officer          Christopher J. Melsha, Esq.
  Manhattan Pharmaceuticals, Inc.    Maslon Edelman Borman & Brand, LLP
  787 Seventh Avenue, 48th Floor       90 South 7th Street, Suite 3300
        New York, NY 10019              Minneapolis, Minnesota 55402
     Telephone (212) 554-4555             Telephone: (612) 672-8200
  (Name and address of agent for          Facsimile: (612) 642-8343
             service)

                      ------------------------------------

                        CALCULATION OF REGISTRATION FEE
============================================================================
                             Proposed    Proposed
                             Maximum     Maximum
         Title of            Amount to   Offering   Aggregate    Amount of
Securities to be Registered     be        Price      Offering   Registration
                            Registered  Per Share     Price         Fee
                               (1)         (2)
----------------------------------------------------------------------------

Common Stock,  par  value    876,090       $0.40    $350,436       $44.40
$.001 per share
----------------------------------------------------------------------------

Common Stock,  par  value      5,000        4.38     $21,900        $2.77
$.001 per share
----------------------------------------------------------------------------

Common Stock,  par  value      5,000       20.94    $104,700       $13.27
$.001 per share
----------------------------------------------------------------------------

Common Stock,  par  value    189,000        1.25    $236,250       $29.93
$.001 per share
----------------------------------------------------------------------------

Common Stock,  par  value    115,000        1.00    $115,000       $14.57
$.001 per share
----------------------------------------------------------------------------

TOTAL:                      1,190,090               $828,286      $104.94
============================================================================

(1) There is also being registered hereunder an indeterminate number of shares of common stock as shall be issuable as a result of a stock split, stock dividend, combination or other change in the outstanding shares of common stock.
(2) The Offering Price per Share in based upon the exercise price of each of the options, in accordance with Rule 457(g).

===================================================================

===================================================================

                              PART I

     As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

                                    PART II

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference herein:

    1. Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (filed on April 14, 2003);

    2. Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003 (including amendment thereto filed on August 11, 2003), June 30, 2003, and September 30, 2003;

    3. Current Reports on Form 8-K filed March 10, 2003, August 15, 2003, September 23, 2003, and November 11, 2003, and on Form 8-K/A filed May 9, 2003; and

    4. The description of capital stock as set forth on Form 8-A filed on November 28, 1995 (No. 00-27282).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

     As a condition to consenting to allow the Registrant to incorporate by reference into this registration statement its audit report, KPMG LLP ("KPMG") has required the Registrant, and the Registrant has agreed, to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its audit report on the Registrant's past financial statements incorporated by reference in this registration statement.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

     Under provisions of the certificate of incorporation and bylaws of the Registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the Registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of Registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the Registrant unless such court or the Delaware Court of Chancery also finds that such person is nevertheless fairly and reasonably entitled to indemnity. The Registrant's Certificate of Incorporation also eliminates the liability of directors of the Registrant for monetary damages to the fullest extent permissible under Delaware law.

      Section 145 of the Delaware General Corporation Law states:

          "(a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action arising by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper."

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

      Not applicable.

Item 8.  Exhibits.
------------------

  Exhibit     Description
  -------     -----------
    4.1       Registrant's 1995 Stock Option Plan (incorporated by reference to
              Exhibit 10.18 to the Registrant's Form 10-QSB for the quarter ended September 30, 1996).
    4.2       Form of Notice of Stock Option Grant issued to employees of the
              Registrant from April 12, 2000 to February 21, 2003 (incorporated by reference to Exhibit 99.2 to the Registrant's Registration
              Statement on Form S-8 filed March 24, 1998 (File No. 333-48531)).
    4.3       Schedule of Notices of Stock Option Grants, the form of which is attached as Exhibit 4.2.
    4.4       Form of Stock Option Agreement issued to employees  of the
              Registrant from April 12, 2000 to February 21, 2003 (incorporated by reference to Exhibit 99.3 to the Registrant's Registration
              Statement on Form S-8 filed March 24, 1998 (File No. 333-48531)).
    5.1       Opinion of Maslon Edelman Borman & Brand, LLP.
   23.1       Consent of J.H. Cohn LLP.
   23.2       Consent of Weinberg & Company, P.A.
   23.3       Consent of KPMG LLP.
   23.4       Consent of Maslon Edelman Borman & Brand, LLP (included in
              Exhibit 5.1).
   24.1       Power of Attorney (included on signature page hereof).

Item 9.  Undertakings.
----------------------

(a)   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on the 11th day of February, 2004.

                          Manhattan Pharmaceuticals, Inc.


                          By:  /s/ Leonard Firestone
                                  Leonard Firestone
                             President and Chief Executive Officer

                         POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Nicholas J. Rossettos as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this Registration Statement and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof. The undersigned also grants to said attorney-in-fact, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted. This Power of Attorney shall remain in effect until revoked in writing by the undersigned.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed as of the 11th day of February, 2004, by the following persons in the capacities indicated.

              Name                               Title
              ----                               -----
   /s/ Leonard Firestone          President and Chief Executive
   -------------------------
      Leonard Firestone             Officer (Principal Executive
                                    Officer)

   /s/ Nicholas J. Rossettos      Chief Operating Officer, Chief
   -------------------------
      Nicholas J. Rossettos         Financial Officer, Treasurer and
                                    Secretary  (Principal Financial
                                    and Accounting Officer)

   /s/ Joshua Kazam               Director
   -------------------------
      Joshua Kazam

   /s/ Joan Pons Gimbert          Director
   -------------------------
      Joan Pons Gimbert

   /s/ David M. Tanen             Director
   -------------------------
      David M. Tanen

   /s/ Michael Weiser             Director
   -------------------------
      Michael Weiser

                         INDEX TO EXHIBITS


  Exhibit     Description
    4.1       Registrant's 1995 Stock Option Plan (incorporated by reference to
              Exhibit 10.18 to the Registrant's Form 10-QSB for the quarter ended September 30, 1996).
    4.2       Form of Notice of Stock Option Grant issued to employees
              of the Registrant from April 12, 2000 to February 21,
              2003 (incorporated by reference to Exhibit 99.2 to the Registrant's Registration Statement on Form S-8 filed March 24,
              1998 (File No. 333-48531)).
    4.3       Schedule of Notices of Stock Option Grants, the form of which is attached as Exhibit 4.2.
    4.4       Form of Stock Option Agreement issued to employees of the
              Registrant from April 12, 2000 to February 21, 2003 (incorporated by reference to Exhibit 99.3 to the Registrant's Registration
              Statement on Form S-8 filed March 24, 1998 (File No. 333-48531)).
    5.1       Opinion of Maslon Edelman Borman & Brand, LLP.
   23.1       Consent of J.H. Cohn LLP.
   23.2       Consent of Weinberg & Company, P.A.
   23.3       Consent of KPMG LLP.
   23.4       Consent of Maslon Edelman Borman & Brand, LLP (included in
              Exhibit 5.1).
   24.1       Power of Attorney (included on signature page hereof).